Exhibit 99

FOR IMMEDIATE RELEASE

June 17, 2004

CenterState Banks of Florida, Inc. Announces

Results of the Company’s Shareholder Rights Offering

WINTER HAVEN, FL. – June 17, 2004 — CenterState Banks of Florida, Inc. (NASDAQ SYMBOL: CSFL) reported the results of the Company’s Shareholder Rights Offering which closed at 5:00 p.m. New York City time on June 14, 2004.

Ernest S. Pinner, Chairman, President and CEO, reported that the entire offering of 675,627 shares were sold at the offering price of $18.99 per share. With the issue of these shares, the Company now has 4,055,014 shares of common stock outstanding. Mr. Pinner went on to say that the $12.8 million of capital raised in this offering is intended to be used to support the Company’s current and future growth.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Some of the statements in this report constitute forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 and the Securities Exchange Act of 1934. These statements related to future events, other future financial performance or business strategies, and may be identified by terminology such as “may,” “will,” “should,” “expects,” “scheduled,” “plans,” “intends”, “anticipates,” “believes,” “estimates,” “potential,” or “continue” or the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot be assured that future results, levels of activity, performance or goals will be achieved.